Exhibit 99.1

AMMO, Inc. Announces Richard Childress, NASCAR Hall of Fame Member and Former NRA Director, Has Joined its Board of Directors

- Randy Luth Steps Down from the Board

SCOTTSDALE, Ariz., January 20, 2021 — AMMO, Inc. (Nasdaq: POWW ) (“AMMO” or the “Company”), a premier American ammunition and munition components manufacturer and technology leader, is pleased to announce that Richard Childress, owner of Richard Childress Racing, has joined AMMO’s Board of Directors.

Former National Rifle Association (“NRA”) Board First Vice President and NASCAR driver, owner of Richard Childress Racing and Childress Vineyards and 2017 NASCAR Hall of Fame inductee, joined the Company’s Board effective January 19, 2021. “Richard brings more than five decades of incredibly successful business experience to our team, coupled with an unparalleled and well-earned national reputation based upon his stalwart support of our 2nd Amendment rights, service to the industry via the NRA and a host of other local, regional and national hunting, shooting and conservation organizations,” said AMMO’s Chairman and CEO, Fred Wagenhals. Mr. Wagenhals continued, noting that “our Board, management team and shareholders will experience the same excitement in having Richard as a part of our team that I have over my 30yr business experience with him. He is a visionary with decades of leadership experience, excelling in everything he has done in his professional career and personal life.”

With the need to devote more time to his expanding world class firearms’ components manufacturing business, Luth-AR, LLC (www.luth-ar.com), Randy Luth has announced the need to step down from the Company’s Board effective January 19, 2021. After selling D.P.M.S./Panther Arms in 2007, Mr. Luth started Luth-AR in 2013 to leverage and deploy his design, engineering and machine expertise to a new business endeavor. “Randy has helped us advance the ball more than he knows and we will forever be in his debt,” said Mr. Wagenhals. Mr. Luth commented that “I feel exceedingly confident and secure in the AMMO team under the guidance of its current management team and Board – and that confidence is only elevated by the announcement that my friend, Richard Childress, has joined AMMO’s Board.”

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona. AMMO, Inc. (the “Company and/or AMMO”) designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and armor piercing rounds for military use. For more information please visit: www.ammo-inc.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:

Rob Wiley, CFO

AMMO, Inc.

Phone: (480) 947-0001

IR@ammo-inc.com